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                                                                    EXHIBIT 10.1

                            INDEMNIFICATION AGREEMENT

         THIS AGREEMENT, by and between Bowater Incorporated, a Delaware corporation ("Bowater"), and the undersigned executive employee of Bowater ("Executive") is dated as of this ______ day of ___________, 199___.

                               W I T N E S S E T H

         WHEREAS, Executive serves in connection with various employee compensation and benefits arrangements of Bowater ("Arrangements") listed on Exhibit A; and

         WHEREAS, to induce Executive's continued service in such capacity, Bowater desires to extend certain protection to Executive in connection with potential related liabilities and expenses;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is acknowledged, Bowater and Executive agree as follows:

         A. Right to Indemnification. Bowater shall indemnify, hold harmless, and advance expenses to Executive (and Executive's heirs, executors, administrators, or other legal representatives), to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, if Executive is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that Executive, or a person for whom Executive is the legal representative, is or was serving at the request of Bowater as a trustee, fiduciary, administrator or agent, or in any other capacity with respect to the Arrangements, against all liability and loss suffered and expenses reasonably incurred by Executive. For purposes of the foregoing, expenses shall include, without limitation, reasonable attorney's fees incurred by Executive in connection with counsel selected by Executive.

         B. Advancement of Expenses. The right of indemnity afforded by paragraph A above shall include the right to have Bowater pay the expenses incurred by Executive in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by Executive in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by Executive to repay all amounts advanced if it should be ultimately determined that Executive is not entitled to be indemnified under this Agreement or otherwise.

         C. Claims. If a claim for indemnification or advancement of expenses under this Agreement is not paid in full within sixty days after a written claim therefor has been received by Bowater, Executive may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense, including reasonable attorneys' fees, of prosecuting such claim. In any such action Bowater shall have the burden of proving that Executive was not entitled to the requested indemnification or advancement of expenses under applicable law.


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         D. Non-Exclusivity of Rights. The rights conferred on Executive by this
Agreement shall not be exclusive of any other rights that Executive may have or hereafter acquire under any statute, provision of the certificate of incorporation or the by-laws of Bowater, agreement, vote of stockholders or disinterested directors or otherwise.

         E. Non-Duplication. Bowater's obligation, if any, to indemnify Executive hereunder shall be reduced by any amount Executive actually collects as indemnification from any other source.

         F. Amendment. This Agreement may be modified or amended only by means of a writing signed by Bowater and Executive.

         G. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Delaware.

         IN WITNESS WHEREOF, this Agreement has been executed on behalf of Executive and by Bowater as of the date first written above.


BOWATER INCORPORATED                                    EXECUTIVE



By: /s/ Anthony H. Barash                                 ______________________
Name: Anthony H. Barash                                  Name:
Title: Sr. Vice President, Corporate Affairs             Date Signed: __________
         and General Counsel
Date signed: ______________________
1099122-1




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                                    Exhibit A



Bowater Incorporated Benefit Plan Grantor Trust

Bowater Incorporated Executive Severance Grantor Trust

Bowater Incorporated Outside Directors Benefit Plan Grantor Trust

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                            SCHEDULE TO EXHIBIT 10.1

                           INDEMNIFICATION AGREEMENTS


       NAME                                          DATE OF AGREEMENT

James H. Dorton                                               8/06/96
Richard F. Frisch                                             7/24/96
David G. Maffucci                                             7/24/96
Wendy C. Shiba                                                7/24/96